Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

FREDRIC D. PASCAL, derivatively on behalf of COLUMBIA FINANCIAL, INC., and individually on behalf of himself and all other similarly situated stockholders of COLUMBIA FINANCIAL, INC.,	)	C.A. No. 2020-0320-SG
)
)
)
)
)
)
Plaintiff,	)
)
vs.	)
)
FRANK CZERWINSKI, RAYMOND G. HALLOCK, NOEL R. HOLLAND, THOMAS J. KEMLY, HENRY KUIKEN, MICHAEL MASSOOD, JR., ELIZABETH E. RANDALL, and ROBERT VAN DYK,	)
)
)
)
)
)
)
Defendants,	)
)
-and-)
)
COLUMBIA FINANCIAL, INC., a Delaware Corporation,	)
)
)
)
Nominal Defendant.	)

STIPULATION AND AGREEMENT OF

COMPROMISE, SETTLEMENT AND RELEASE

This Stipulation of Settlement (the “Stipulation”) is entered into this 10th day of December, 2021, by and among Plaintiff Fredric D. Pascal (“Plaintiff”) and Defendants Frank Czerwinski, Raymond G. Hallock, Noel R. Holland, Thomas J. Kemly, Henry Kuiken, Michael Massood, Jr., Elizabeth E. Randall and Robert Van Dyk (collectively the “Defendants”) and Nominal Defendant Columbia Financial, Inc. (“Columbia Financial” or the “Company,” and collectively with Plaintiff and Defendants, the “Settling Parties”), who are parties to the derivative action captioned Pascal v. Czerwinski, et al., C.A. No. 2020-0320-SG (the “Action”), pending in the Court of Chancery of the State of Delaware (the “Court”). The Settling Parties intend this Stipulation to fully, finally, and forever resolve, discharge and settle all Settled Claims (as defined below) as against the Released Parties (as defined below) upon and subject to the terms and conditions herein (the “Settlement”) and subject to the approval of the Court.

WHEREAS:

A.            The Verified Stockholder Derivative and Class Action Complaint (the “Complaint”), filed on April 30, 2020, purports to assert class and derivative claims against Defendants alleging that (i) the equity grants awarded to Defendants in 2019 as disclosed in the Company’s Schedule 14A Definitive Proxy Statements filed with the U.S. Securities and Exchange Commission on April 10, 2020 (the “2019 Equity Grants”) were unfair and excessive and (ii) the Company’s 2019 Proxy Statement soliciting stockholder approval of the Company’s 2019 Equity Incentive Plan was misleading and omitted material information.

2

B.            The Complaint specifically asserts that the 2019 Equity Grants awarded to Defendants were made pursuant to a flawed process, were unfair and excessive, and that the Defendants breached their fiduciary duties in approving those 2019 Equity Grants.

C.            The Complaint seeks, inter alia, entry of an order “[r]escinding, cancelling, and/or ordering disgorgement” of the 2019 Equity Grants, including all shares of Columbia Financial common stock issued thereunder; a declaration that the stockholder vote on the 2019 Equity Incentive Plan at the 2019 Annual Meeting was ineffective; an order invalidating the Incentive Plan and rescinding all equity grants and shares issued thereunder; pre-judgment and post-judgment interest; reimbursement of costs and attorneys’ fees; and any other relief the Court may deem just and proper.

D.            Defendants moved to dismiss Count III of the Complaint alleging that the Proxy Statement disseminated in connection with securing approval of the 2019 Equity Incentive Plan was misleading.

E.            Pursuant to a Memorandum Opinion issued on December 16, 2020, the Court dismissed Count III of the Complaint;

F.            Before bringing his Complaint, Plaintiff (through his counsel) sought from Columbia Financial books and records concerning the Company’s adoption of the 2019 Equity Incentive Plan and the 2019 Equity Grants. In response to that request, Columbia Financial provided Plaintiff with approximately 1,400 pages of responsive documents, which Plaintiff’s counsel reviewed and utilized in drafting the Complaint.

3

G.            Subsequent to filing his Complaint, Plaintiff (through his counsel) engaged in extensive discovery concerning his claims (“Discovery”), including obtaining and reviewing over 30,000 pages of documents from the Company and the Defendants, reviewing over 4,500 pages of documents produced by third parties in response to subpoenas directed to them, propounding 23 interrogatories and reviewing the responses and supplemental responses to those interrogatories, and taking the depositions of eleven witnesses, including seven Defendants and four other parties.

H.            On October 29, 2021, after extensive arm’s-length negotiations, the parties reached an agreement in principle (the “Agreement in Principle”) providing for the settlement of Plaintiff’s claims against Defendants on the terms set forth therein.

I.             The Settlement reflects the results of the parties’ negotiations, agreement as to which was only reached after arm’s-length negotiations between the Settling Parties who were all represented by counsel with extensive experience and expertise in stockholder derivative litigation.

4

J.             Defendants deny, and continue to deny, that any of them has committed or threatened to commit any violations of law, breaches of duty, or other wrongdoing toward the Company or its stockholders (as defined below), or anyone else concerning any of the claims or requests for relief set forth in the Complaint, including the Settled Claims (as defined below).

K.            Defendants are entering into the Settlement solely because it will eliminate the distraction, burden, expense, risks and potential delay of further litigation involving the Settled Claims (as defined below).

L.             Plaintiff believes that the Settled Claims (as defined below) had merit when filed and continue to have merit, and that the Discovery process yielded substantial evidence to support Plaintiff’s case; Plaintiff believes that Defendants would be unlikely to prove at trial that the 2019 Equity Awards are entirely fair to the Company and its stockholders because, among other things:

●	McLagan, one of the Company’s compensation consultants, did not give any advice to the Board about the Conversion Peer Group, or the amount of or the timing of the 2019 Equity Awards, and instead only provided information to the Board (including the initial peer group list), which the Board modified and used to make its own determination as to the amount and timing of the 2019 Equity Awards and award themselves what McLagan described as “mega grants.”

●	No consultant to the Board of Directors was asked to, or did, provide any fairness opinion concerning any aspect of the 2019 Equity Awards, including either the process undertaken by the Board of Directors, or the amounts of those awards.

5

●	The Advisory Board involved here was specifically created by the Board of Directors in connection with the 2019 Equity Awards in contemplation of the imminent retirement of Raymond Hallock and Henry Kuiken (whose retirements became effective upon the election of their respective successors at the Company’s 2020 annual meeting).

●	In determining the appropriate “peer companies” in connection with the issuance of the 2019 Equity Awards, the Board of Directors included two companies, Investors Bancorp (which was far larger than the Company) and Beneficial Bancorp, whose directors were sued over the size of their equity awards and, in both cases, a settlement of those cases reduced materially the amount of the awards. The Board of Directors, however, used the original, non-reduced awards in its peer analysis, which resulted in a higher median for comparison purposes than if the reduced awards had been used.

M. Defendants believe that the Settled Claims (as defined below) did not have merit when filed and do not have merit now, and that the Discovery process yielded substantial evidence to support Defendants’ case. Defendants believe that they would be likely to prove at trial that the aggregate amount of the 2019 Equity Awards to the Defendants are entirely fair to the Company because, among other things, the awards cover a multi-year period and are modest as a percentage of the Company’s outstanding shares (less than 0.95% as of the grant date). The Compensation Committee determined this metric to be the most appropriate metric, and under this metric, the Company’s awards were less than those of both the comparable companies considered by the Compensation Committee and the Board and the “peer” companies that the Complaint says should have been used as comparators. As to Plaintiff’s bullet points, Defendants believe:

6

●	McLagan did give advice to the Board about the Conversion Peer Group and the amount of and the timing of the 2019 Equity Awards. Indeed, it selected the initial peer group list based on its expertise and its professional belief that they were the most appropriate “peer” companies for consideration.

●	No fairness opinion concerning the 2019 Equity Awards was obtained. Opinions concerning the fairness of officer and director compensation are not legally required and in fact are not customary; thus, such opinions are generally not available, irrespective of the actual fairness of the compensation awards;

●	The Company has had advisory boards for at least 25 years. And the discovery record demonstrates that the current Advisory Board meets with Messrs. Kemly and Holland each quarter, and that both Raymond Hallock and Henry Kuiken have provided, and continue to provide, valuable services to the Company;

●	While the awards granted to non-employee directors by two of the “peer companies” considered in connection with the issuance of the 2019 Equity Awards (Investors Bancorp and Beneficial Bancorp) were reduced as a result of settlements negotiated with counsel for the current Plaintiff, the amounts of the reduced awards exceeded the awards at issue here. Each non-employee director of Investors Bancorp received $226,800 per year as a result of the settlement of that case, and each non-employee director of Beneficial received $200,000 per year as a result of the settlement of the Beneficial case, versus the $177,000 per year received by each non-employee director of the Company. Plaintiff’s counsel represented to the courts in Investors Bancorp and Beneficial that the settlements in those cases were fair.

7

Defendants believe that those representations provide strong evidence that the smaller awards made by the Company in this case were also fair.

N.            Plaintiff has concluded that the Settlement is fair and adequate, and that it is appropriate and reasonable to pursue the Settlement based on the terms and procedures outlined herein.

O.            The Company and its Board of Directors (the “Board”) have determined that a settlement pursuant to the terms set forth in this Stipulation is fair and reasonable, and is advisable and in the best interests of, the Company and its stockholders.

P.            The parties did not discuss or begin negotiating the amount of any petition by Plaintiff’s counsel for an award of attorneys’ fees until after they had reached agreement on all material terms of the Settlement;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the adequacy of which is acknowledged and agreed to by the undersigned counsel on behalf of the Settling Parties, the Settling Parties agree as follows:

8

DEFINITIONS

a.            The “Class” means a non-opt-out class for settlement purposes (pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2)) that consists of the holders of shares of Columbia Financial common stock as of April 12, 2019, the record date for the determination of stockholders entitled to vote at the Company's 2019 Annual Meeting, and their successors and assigns. Excluded from the Class are Defendants and their affiliates.

b.            “Plaintiff’s Releasees” shall mean each of (i) Plaintiff and each and every member of the Class; (ii) each and every person who currently holds shares of stock of Columbia Financial (directly or indirectly), and (iii) Columbia Financial, and each of their respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Plaintiff’s counsel in the Action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

9

c.            “Defendants’ Releasees” shall mean each of Columbia Financial, Defendants and each of their respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Defendants’ counsel in this action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates.

d.            “Releasing Parties” shall mean the Plaintiff’s Releasees and Defendants’ Releasees, collectively.

10

e.            “Plaintiff’s Released Claims” shall mean all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined herein), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Plaintiff, any other Columbia Financial stockholder, individually, as a class action, derivatively on behalf of Columbia Financial, or by Columbia Financial directly, against any of the Defendants’ Releasees which are based upon, arise out of, relate in a material way to, or materially involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Action, or (b) which could have been asserted against any of the Defendants’ Releasees regarding (i) the approval by stockholders of Columbia Financial of the 2019 Equity Incentive Plan or the disclosures to stockholders of Columbia Financial in connection with stockholder approval of the 2019 Equity Incentive Plan, including (without limitation) the Proxy Statement filed by Columbia Financial with the Securities Exchange Commission on April 22, 2019 and (ii) the compensation paid to Defendants in 2019, as publicly disclosed in the Company’s 2020 Proxy Statement, including (without limitation) the 2019 Equity Grants, except for claims relating to the enforcement of the Settlement.

11

f.         “Defendants’ Released Claims” shall mean all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined herein), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Defendants’ Releasees against any of the Plaintiff’s Releasees which are based upon, arise out of, relate in a material way to, or materially involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Action, or (b) which could have been asserted against any of the Plaintiff’s Releasees regarding (i) the approval by stockholders of Columbia Financial of the 2019 Equity Incentive Plan or the disclosures to stockholders of Columbia Financial in connection with stockholder approval of the 2019 Equity Incentive Plan, including (without limitation) the Proxy Statement filed by Columbia Financial with the Securities Exchange Commission on April 22, 2019 and (ii) compensation paid to Defendants, as publicly disclosed in the Company’s Proxy Statements, in 2019, including (without limitation) the 2019 Equity Grants, except for claims relating to the enforcement of the Settlement. Plaintiff’s Released Claims and Defendants’ Released Claim shall be referred to herein collectively as the “Released Claims.”

SETTLEMENT CONSIDERATION

1.        By a date no later than four months after Final Court Approval (as defined below) of the settlement, Columbia Financial shall submit the 2019 Equity Grants to a binding vote of its stockholders. There will be three separate ratification votes, one to ratify the 2019 Equity Grants made to the non-employee directors who are current directors, one to ratify the 2019 Equity Grants made to the retired directors whose grants continue to vest as a result of their service on an advisory board (Raymond Hallock and Henry Kuiken) and one to ratify the 2019 Equity Grants made to Columbia Financial’s President and Chief Executive Officer, Thomas J. Kemly. The “Eligible Shares” entitled to vote on the ratification proposals shall be all shares held on the record date by stockholders of Columbia Financial other than (i) Columbia Bank MHC, (ii) the Defendants, (iii) relatives of the Defendants living in the same household as a Defendant and (iv) entities (trusts, LLCs, etc.) controlled by a Defendant. The required vote to constitute ratification will be a majority of the Eligible Shares that vote on the proposed ratification. If a majority of the Eligible Shares are cast in favor of any of the ratification proposals, the 2019 Equity Grants that are the subject of that ratification proposal will remain outstanding, subject to the vesting requirements in place when they were granted. If a majority of the Eligible Shares are not cast in favor of any of the ratification proposals, the 2019 Equity Grants that are the subject of that ratification proposal will be cancelled in their entirety. Nothing herein shall limit the right of the Board of Directors of the Company or any committee thereof to issue future compensation (including grants of equity) to any person (including the Defendants), nor shall anything herein limit the right of Plaintiff, any member of the Class, any stockholder of the Company or any other person to challenge any grant of compensation (including any equity grant) made to any person (including the Defendants) after the date of this Stipulation. If the ratification is not successful, any consideration of whether issuance of replacement awards is appropriate will consider, among other things, the results of the ratification vote.

2.       In connection with the proposed ratification vote, Columbia Financial will disseminate to its stockholders a proxy statement substantially in the form previously submitted by Defendants to Plaintiff’s counsel, and approved by Plaintiff’s counsel.

RELEASE OF CLAIMS

3.        Effective upon Final Court Approval (as defined below):

a.        The Plaintiff’s Releasees shall fully, finally, and forever release and discharge each and all of the Defendants’ Releasees from any and all of Plaintiff’s Released Claims.

b.        The Defendants’ Releasees shall fully, finally, and forever release and discharge each and all of the Plaintiff’s Releasees from any and all of Defendants’ Released Claim.

4.        The contemplated releases given by the Releasing Parties extend to claims that the Releasing Parties did not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this release (“Unknown Claims”). The Releasing Parties shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law which governs or limits a person’s release of unknown claims to the fullest extent permitted by law. The Releases contained in this Settlement Agreement are not General Releases. Nonetheless, the Releasing Parties shall be deemed to relinquish, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

5.        The Releasing Parties shall also be deemed to have waived any and all provisions, rights, and benefits conferred by any law of any state of the United States or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542. The Releasing Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the Released Claims, but that it is their intention to fully, finally, and forever settle and release any and all Released Claims, known or unknown, suspected or unsuspected, which now exist or heretofore existed, from the beginning of time to the Effective Date (as defined below), without regard to the subsequent discovery or existence of such additional or different facts, to the fullest extent permitted by law.

6.        The contemplated releases are not intended to release and shall not be deemed to release any rights or obligations of the Parties created by the Stipulation.

CONDITIONS OF THE SETTLEMENT

7.        The Settlement was preceded by a pre-suit investigation of the claims asserted in the Action, including review of books and records furnished to Plaintiff’s counsel by the Company and the completion of extensive discovery by Plaintiff through his attorneys, as set forth in Paragraphs F and G.

8.        This Stipulation shall be terminated, and shall be null and void and of no force and effect, unless otherwise agreed to by the Parties pursuant to the terms hereof, if (i) either Party exercises a right to terminate the Settlement pursuant to the terms of the Stipulation; or (ii) the Settlement does not obtain Final Court Approval (as defined below), including certification of the Class. If the Stipulation is terminated, the Agreement in Principle and this Stipulation and the Settlement shall be void and of no effect, and the Agreement in Principle, and this Stipulation shall not be deemed to prejudice in any way the positions of any of the Settling Parties in the Action. In such event, and consistent with the applicable evidentiary rules, neither the Agreement in Principle, nor this Stipulation, nor their contents, nor the existence of either, shall be admissible in evidence or shall be referred to for any purpose in the Action or in any other proceeding, except in connection with any claim for breach of the Agreement in Principle or this Stipulation or as otherwise specifically provided herein.

9.        The Agreement in Principle and Settlement shall be null and void and of no force and effect if the terms of the Settlement, except for the Attorneys’ Fees Proposal, does not receive Final Court Approval (as defined below), in which case the Parties shall revert back to their litigation positions prior to entering into the Agreement in Principle and this Stipulation. For the avoidance of doubt, the Settling Parties agree that court approval of the Attorneys’ Fees Proposal is not a condition precedent to the Settlement or Final Court Approval.

10.      In the event that any final injunction, decision, order, judgment, determination or decree is entered or issued by any court or governmental entity prior to Final Court Approval (as defined below) of the Stipulation and the Settlement that would make consummation of the Settlement in accordance with the terms of the Stipulation unlawful or that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, the Settling Parties each reserve the right to withdraw from and to terminate the Settlement. In addition, in the event that any preliminary or temporary injunction, decision, order, determination, or decree (an “Interim Order”) is entered or issued by any court or governmental entity prior to Final Court Approval (as defined below) of the Stipulation and the Settlement that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, then, notwithstanding anything herein to the contrary, the Settling Parties shall have no obligation to consummate the Settlement unless and until such Interim Order expires or is terminated or modified in a manner such that consummation of the Settlement in accordance with the terms of the Stipulation would no longer be restrained, prevented, enjoined, or otherwise prohibited.

11.      The Settlement shall be conditional upon (i) entry of an Order and Judgment in the form attached as Exhibit C, which shall release the Released Claims and (ii) the Order and Judgment becoming Final (as defined below) (“Final Court Approval”).

SUBMISSION AND APPLICATION TO THE COURT

12.      As soon as practicable upon execution of the Stipulation, Plaintiff’s counsel shall submit the Stipulation together with its Exhibits to the Court and the Settling Parties shall apply jointly for entry of an order (the “Scheduling Order”), substantially in the form attached as Exhibit B, providing for, among other things: (i) approval of the form and content of the proposed Notice of the Settlement; (ii) staying all further proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement; (iii) barring and enjoining Plaintiff, all members of the Class, and all current stockholders of the Company from commencing or prosecuting any action asserting either directly, representatively, derivatively or in any other capacity any Released Claims and (iv) setting a date for the final settlement hearing (the “Settlement Hearing”). At the Settlement Hearing, the Parties shall jointly request that the Final Order and Judgment be entered substantially in the form attached as Exhibit C.

NOTICE

13.      Columbia Financial shall be responsible for providing Notice of the Settlement to the current stockholders of Columbia Financial in the form and manner directed by the Court (when approved by the Court, the “Notice”), substantially in the form attached as Exhibit A. Columbia Financial shall also post a copy of the Notice of Settlement on its website. Columbia Financial or its insurer(s) shall cause to be paid all costs and expenses incurred in providing the Notice, including any costs and expenses associated with any additional copies of the Notice requested by record holders of Columbia Financial’s common stock (whether for purpose of providing the Notice to beneficial owners or otherwise).

CLASS CERTIFICATION

14.      For purposes of the Settlement only, the Settling Parties agree that, pending Final Approval of the Settlement (as defined below), the Class action claims asserted in the Complaint shall be maintained on behalf of a non-opt-out class for settlement purposes (pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2)) that consists of the holders of shares of Columbia Financial common stock as of April 12, 2019, the record date for the determination of stockholders entitled to vote at the Company's 2019 Annual Meeting and their successors and assigns. Excluded from the Class are Defendants and their affiliates,

FINAL COURT APPROVAL

15.      The “Effective Date” of the Settlement shall be the first date by which the Court has entered the Judgment and such Judgment has become Final. “Final” shall mean that (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the Judgment; or (ii) if there is an appeal from the Judgment, the date of (a) final dismissal or final affirmance of all such appeals. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

ATTORNEYS’ FEES AND EXPENSES

16.      Plaintiff’s Counsel reserves the right to petition the Court for an award of attorneys’ fees and expenses of an amount up to $3 million (inclusive of costs) in connection with the Settlement. The Defendants reserve all rights to oppose any such petition for attorneys’ fees and expenses. Within ten (10) days of the Final Court Approval of any fee award, Defendants or their representatives shall cause to be paid on Defendants’ behalf to Plaintiff’s counsel any attorneys’ fees and expenses that are awarded by the Court.

17.      Except as provided in this Stipulation, the Defendants’ Releasees shall bear no other expenses, costs, damages, or fees alleged or incurred by any of Plaintiff’s Counsel, or by any of Plaintiff’s attorneys, experts, advisors, agents or representatives in connection with the Settled Claims or the Settlement. Plaintiff Releases shall bear no expenses, costs, damages, or fees alleged or incurred by any Defendant, or by any Party’s attorneys, experts, advisors, agents or representatives in connection with the Settled Claims or the Settlement.

TERMINATION

18.      In the event that the Settlement is terminated pursuant to the terms of the Stipulation or the Effective Date of the Settlement otherwise fails to occur, then: (i) the Agreement in Principle, this Stipulation, and the Settlement, including, but not limited to, the releases under Paragraphs 3.a and 3.b above, shall be null and void; (ii) the fact of the Settlement shall not be admissible in any trial of the Action; (iii) the Settling Parties shall be deemed to have reverted to their respective litigation positions in the Action immediately prior to the date of execution of the Agreement in Principle; and (iv) the Settling Parties shall proceed in all respects as if the Agreement in Principle and this Stipulation and any related orders had not been entered.

ENTIRE AGREEMENT

19.     This Stipulation and the Exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all written or oral communications, agreements or understandings that may have existed prior to the execution of this Stipulation, including the Agreement in Principle. No representations, warranties or statements of any nature whatsoever, whether written or oral, have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties and covenants expressly set forth in such documents.

CONSTRUCTION

20.      This Stipulation shall be construed in all respects as jointly drafted and shall not be construed, in any way, against any Party on the ground that the Party or its counsel drafted this Stipulation.

21.      Headings have been inserted for convenience only and will not be used in determining the terms of this Stipulation.

GOVERNING LAW; CONTINUING JURISDICTION

22.      This Stipulation and the Settlement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to Delaware’s principles governing choice of law. The Settling Parties irrevocably and unconditionally (i) consent to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware for any litigation arising out of or relating in any way to the Stipulation or the Settlement; (ii) agree that any dispute arising out of or relating in any way to the Stipulation or the Settlement shall not be litigated or otherwise pursued in any forum or venue other than any such court; (iii) waive any objection to the laying of venue of any such litigation in any such court; (iv) agree not to plead or claim in any such court that such litigation brought therein has been brought in any inconvenient forum; and (v) expressly waive any right to demand a jury trial as to any such dispute.

AMENDMENTS

23.      This Stipulation may be modified or amended only by a writing, signed by the Settling Parties (or their duly authorized counsel), that refers specifically to this Stipulation.

SETTLEMENT NOT AN ADMISSION

24.     The provisions contained in the Agreement in Principle, the Settlement or this Stipulation shall not be deemed a presumption, concession, or admission by any Settling Party to this Stipulation of any fault, liability, wrongdoing, or any infirmity or weakness of any claim or defense, as to any facts or claims (including the Settled Claims) that have been or might be alleged or asserted in the Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal, or administrative, for any purpose other than as permitted by applicable court rules and rules of evidence.

BEST EFFORTS

25.      Plaintiff, Defendants and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement, and to use their best efforts to affect, take or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective, as promptly as practicable, this Stipulation and the Settlement (including but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Action with prejudice and without costs, fees or expenses to any party (except as provided for by Paragraphs 16-17).

BINDING EFFECT

26.      This Stipulation shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors and assigns.

COUNTERPARTS

27.      This Stipulation may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which together shall constitute one and the same instrument.

AUTHORITY

28.      This Stipulation will be executed by counsel for each of the Settling Parties, each of whom represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their clients hereto.

OWNERSHIP OF SHARES; NON-ASSIGNMENT OF CLAIMS

29.      Plaintiff represents and warrants that he has been a stockholder of Columbia Financial since April 2018 to the present, that as of the date hereof he continues to hold stock in Columbia Financial and that he shall continue to hold such stock in Columbia Financial through the Effective Date. Plaintiff further represents that he has not assigned the claims asserted in the Action, or any of the Plaintiff’s Released Claims, to any person.

NO WAIVER

30.      Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist on the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. No waiver, express or implied, by any Party of any breach or default in the performance by the other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

IN WITNESS WHEREOF, the undersigned Parties, by and through their respective counsel, have executed this Stipulation effective as of the date set forth above.

SMITH, KATZENSTEIN & JENKINS LLP	MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Jenkins	/s/ Kenneth J. Nachbar
David A. Jenkins (#932)	Kenneth J. Nachbar (# 2067)
Neal C. Belgam (# 2721)	Lauren K. Neal (# 5940)
Jason Z. Miller (# 6310)	Michael J. Slobom Jr. (# 6726)
1000 West Street, Suite 1501	1201 N. Market Street
Wilmington, DE 19801	P.O. Box 1347
(302) 652-8400	Wilmington, DE 19899-1347
Attorneys for Plaintiff	(302) 658-9200
Attorneys for Defendants Frank Czerwinski, Raymond G. Hallock, Noel R. Holland, Thomas J. Kemly, Henry Kuiken, Michael Massood, Jr., Elizabeth E. Randall, and Robert Van Dyk

RICHARDS, LAYTON & FINGER, P.A.

/s/ Susan M. Hannigan
Susan M. Hannigan (# 5342)
Ryan D. Konstanzer (# 6558) 920 North King Street Wilmington, DE 19801 (302) 651-7700
Attorney for Nominal Defendant Columbia Financial, Inc.

Dated: December 10, 2021

27